Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

dated as of                     , 2005

by and between

Watchdata Technologies Ltd.

and

The Investors Named Herein

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	1

1.1.	Defined Terms	1

1.2.	General Interpretive Principles	5

SECTION 2.	REGISTRATION RIGHTS	5

2.1.	Demand Registrations	5

2.2.	Piggyback Registrations	8

2.3.	Black-out Periods	9

2.4.	Preparation and Filing	10

2.5.	No Inconsistent Agreements; Additional Rights	12

2.6.	Registration Expenses	12

2.7.	Indemnification	12

2.8.	Rules 144 and 144A; Regulation S	15

SECTION 3.	MISCELLANEOUS	15

3.1.	Term	15

3.2.	Injunctive Relief	15

3.3.	Attorneys’ Fees	16

3.4.	Notices	16

3.5.	Successors, Assigns and Transferees	16

3.6.	Governing Law; Service of Process; Consent to Jurisdiction	16

3.7.	Headings	18

3.8.	Severability	18

3.9.	Amendment; Waiver	18

3.10.	Counterparts	18

3.11.	Effectiveness	18

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of                     , 2005 (this “Agreement”) by and among Watchdata Technologies Ltd., a company created under the laws of the Cayman Islands (the “Company”), Beaver Developments Limited, a company incorporated in the British Virgin Islands, Tong Ren Ltd., a company incorporated in the British Virgin Islands, Masterful Solutions Inc., a company incorporated in the British Virgin Islands, Sesame Seed Group Limited, a company incorporated in the British Virgin Islands, and Standard International Holdings Ltd., a company incorporated in the British Virgin Islands, (each, individually, an “Investor”, and together, the “Investors”).

Recitals

WHEREAS, the Investors currently own all of the Registrable Securities as defined below;

WHEREAS, the Company is currently preparing an initial public offering and listing on NASDAQ of its ordinary shares (the “IPO”); and

WHEREAS, as an inducement to the Investors to make certain undertakings in connection with the IPO, the Company has agreed to provide the registration rights set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information which, in the good faith judgment of the Board of Directors of the Company after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material acquisition, disposition or financing.

“Affiliate” means, with respect to any Entity, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Brokers’ Sale” means the Disposition of any Company Securities in (i) any non-negotiated purchase or sale carried out through the automated trading system of a stock exchange or similar system, in which at the time when the instruction to make such purchase or sale is given, the identity of the seller(s) or purchaser(s) of the shares, as the case may be, is unknown to the purchasing or selling party or (ii) any other Disposition lawfully made to the general public.

“Business Day” means any day on which commercial banks are open for business except for Saturday, Sunday and national or public holidays in New York, New York, Grand Cayman, Cayman Islands, or Beijing, People’s Republic of China.

“Charter Documents” means, with respect to any Entity, the memorandum and articles of association and other organizational documents of such Entity.

“Claim” has the meaning set forth in Section 2.7(c).

“Commission” means the US Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, reorganization or otherwise.

“Company Securities” means the ordinary shares of the Company, excluding any ordinary shares acquired after the date hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person through the ownership of voting securities, by contract or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such Person, and “Controlling” and “Controlled” have correlative meanings.

“Demand Notice” has the meaning set forth in Section 2.1(d).

“Demand Period” has the meaning set forth in Section 2.1(b).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Suspension” has the meaning set forth in Section 2.1(h).

“Disposition” (including, with correlative meanings, the terms “Dispose” and “Disposed”) means any transfer, sale, assignment, exchange, pledge, hypothecation, gift, issuance, distribution, foreclosure or other disposition of any kind, voluntary or by operation of law or other involuntary means, directly or indirectly, for or without consideration.

“Entity” means a partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, or unincorporated organization or other legal person established or existing pursuant to the Laws of any jurisdiction.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“GAAP” means, unless otherwise expressly specified, generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“ICC” has the meaning set forth in Section 3.6(b).

“Indebtedness” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether contingent or fixed (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) any obligation, issued or assumed as the deferred purchase price (whether created or arising under any conditional sale or other title retention agreement or otherwise), with respect to property, assets or services acquired by such Person (even though the rights and remedies of the sellers or lenders under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person under or with respect to banker’s acceptances, letters of credit, “documents against acceptance” or similar facilities, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) any interest rate or currency swap or similar hedging agreement and (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person.

“Inspectors” has the meaning set forth in Section 2.4(a)(v).

“Investor” and “Investors” have the meanings set forth in the preamble.

“IPO” has the meaning set forth in the Recitals.

“Law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Authority.

“Liabilities” means all Indebtedness and other liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether fixed or unliquidated, and whether due or to become due), excluding any such liability for Taxes.

“Losses” means all losses, penalties, charges, claims, damages, dues, fines, interest, costs, diminution in value, amounts paid in settlement, Liabilities, Taxes, expenses and fees (including court costs and attorneys’ fees and expenses) incurred by, imposed upon, or asserted against any Person.

“Managing Underwriter” has the meaning set forth in Section 2.1(e).

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means an individual, Entity or Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Preemption Notice” has the meaning set forth in Section 2.1(i).

“Registrable Securities” shall mean Company Securities owned by the Investors or their respective Affiliates or their successors or permitted assigns, at any time and from time to time and any securities that may be issued or distributed or be issuable with respect to any such Company Securities by way of conversion, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization, reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such Registration Statement in accordance with applicable Laws, (b) such Registrable Securities shall have been distributed in accordance with Rule 144 of the Securities Act or (c) such Registrable Securities shall have been otherwise transferred (except to the Investors, their Affiliates or their successors or permitted assigns).

“Registration” means a registration with the Commission of Company Securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Statement” means (i) any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and (ii) in the context of any offering of Company Securities in any Alternative Listing Jurisdiction the equivalent prospectus, listing particulars or offering circular, as the case may be, and all other documentation, amendments and supplements thereto required by the applicable Law of such Alternative Listing Jurisdiction in connection with such offering.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, sources of equity financing or financial advisers or other Person associated with, or acting on behalf of, such Person.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means paid-up equity shares of the Company.

“Tax” means all taxes, however denominated, including any interest, additions to tax or penalties that may become payable in respect thereof, imposed by any national, state, provincial, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, worker’s compensation, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Underwritten Offering” means a Registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public or in which an underwriter or underwriters commit to acquire such securities if and to the extent they are not acquired by third parties.

“US” means the United States of America.

1.2. General Interpretive Principles. This Agreement is to be interpreted in accordance with the following rules of construction:

(a) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b) “Including,” “Herein,” Etc. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement in its entirety and are not limited to any part hereof unless the context shall otherwise require.

(c) Subdivisions and Attachments. All references in this Agreement to Sections and subsections are, respectively, references to Sections and subsections of this Agreement, unless otherwise specified.

(d) References to Documents and Laws. All references to (x) any agreement or instrument or (y) any requirement of Law, license or similar item are to it as amended and supplemented from time to time (and, in the case of a Law, to any corresponding provisions of successor Laws), unless otherwise specified.

(e) References to Days. Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification “Business”) is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

(f) Examples. If, in any provision of this Agreement, any example is given (through the use of the words “such as,” “for example,” “e.g.” or otherwise) of the meaning, intent or operation of any provision, such example is intended to be illustrative only and not exclusive.

(g) Participation in Drafting. The parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any party.

(h) Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 2. REGISTRATION RIGHTS

2.1. Demand Registrations. (a) Commencing six (6) months after the consummation of an initial public offering of the Company in the US, each Investor may make a written request to the Company for Registration of all or part of the outstanding Registrable Securities held by such Investor and any of its Affiliates. A Registration that is undertaken by the Company in response to a valid request made by an Investor pursuant to this Section 2.1 shall be referred to herein as a “Demand Registration.” Each such request shall specify the class and the aggregate amount and class of Registrable Securities to be Registered and the intended methods of disposition and distribution thereof; provided, that no request shall be made for Registration of Registrable Securities with a total market value estimated to be less than US$25,000,000. The Company shall file, as promptly as practicable (and in any event, within ninety (90)

days) following receipt of a request for a Demand Registration, a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause any such Registration Statement promptly to be declared effective under the Securities Act, the “blue sky” laws of such jurisdiction as such Investor or underwriter, if any, reasonably request, or any other Law, as applicable, and to cause such Registration Statement to remain effective until the earlier of (i) the date all Registrable Securities have been sold or (ii) nine (9) months after the effective date of such Registration Statement. The Company shall have the option, subject to reasonable consultation with the Investors, to include in such Registration additional Company Securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Company’s own account or for the account of other Persons, except for Company Securities to be registered pursuant to registration rights of other Investors pursuant to this Agreement. If applicable law requires that other shareholders must be permitted to include Company Securities held by such holders, the Company shall be permitted to include such Company Securities.

(b) Beaver shall be permitted to make two (2) requests and each other Investor shall be permitted to make one (1) request that the Company file a Registration Statement pursuant to the provisions of Section 2.1(a); provided, that no request will be counted against this limit unless, with respect to such request (i) the Company has complied in all material respects with all the applicable conditions specified in Section 2.4 (without regard to the period referred to in subsection (ii) of Section 2.4(a), and with respect to subsections (iv) and (xi) of Section 2.4(a), without regard to any “best efforts” or similar qualification if the failure to comply with either of such subsections materially interfered with the proposed offering) and (ii) a Registration Statement of the Company filed pursuant to such request has become effective and has remained effective for a period of not less than 180 consecutive days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by Law for the delivery of a prospectus in connection with the sale of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”), and provided, further, that the Investors in the aggregate shall make no more than three (3) such requests in total under this Agreement. No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, (ii) the Company exercises its rights under 2.1(g) or 2.1(i) or (iii) the conditions to closing specified in the applicable underwriting agreement or purchase agreement, if any, are not satisfied other than by reason of a wrongful act, omission, misrepresentation or breach of such underwriting agreement by such Investor and/or its Affiliates.

(c) Any Investor and/or its Affiliates may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a written notice from an Investor to such effect, the Company shall cease all efforts to secure Registration. Such registration nonetheless shall be deemed a Demand Registration effected by the Company for purposes of Section 2.1(a), unless (i) since the date of such request, there has occurred a material adverse change in the business or prospects of the Company or in general market conditions, or (ii) the Company is in breach of any of its obligations hereunder, or (iii) such Investor shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with such withdrawn Registration.

(d) Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.1(a) (but in no event more than ten (10) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Investors, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein from such Investors within twenty (20) days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.1(d) shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(e) If at any time the managing underwriter or underwriters (the “Managing Underwriter”) of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or in the case of a Demand Registration not being underwritten, an Investor) informs the Investors in writing that, in its opinion, the total number of Company Securities of such class proposed to be included in such Demand Registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the Investor making the request for Demand Registration, then the number of Registrable Securities of such class that can be included in such Demand Registration shall be allocated pro rata among the Investors which have requested participation in the Demand Registration and the Company (based, for each such Investor and the Company, on the percentage derived by dividing (i) the number of Registrable Securities of such class which such Investor or the Company has requested to include in such Demand Registration by (ii) the aggregate number of Registrable Securities of such class which all such Investors and the Company have requested to include)

(f) If an Investor so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Investor whose Registrable Securities are being offered shall have the right to select the underwriter or underwriters to administer the offering; provided, that such underwriter or underwriters shall be reasonably acceptable to the Company.

(g) During the period beginning fifteen (15) days before, and ending seventy-five (75) days after, the date on which any fiscal quarter of the Company ends, the Company may, upon giving prompt written notice of such action to the Investor requesting a Demand Registration, elect not to undertake such Demand Registration; provided, that the Company shall not exercise its rights under this Section 2.1(g) more than three times during the term of this Agreement.

(h) If the filing, initial effectiveness, publication, or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Investors, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (A) more than once during any six-month period, (B) for a period exceeding thirty (30) days on any one occasion or (C) for a period exceeding forty-five (45) days in any twelve-month period. In the case of a Demand Suspension, the Investors agree to suspend, immediately upon their receipt of the notice referred to above, use of the prospectus relating to such Demand Registration in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities. The Company shall immediately notify the Investors upon termination of any Demand Suspension, and amend or supplement the related prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investors such number of copies of such prospectus as so amended or supplemented as the Investors may reasonably request. The Company represents that, as of the date hereof, it has no knowledge of any circumstance that would reasonably be expected to cause it to exercise its rights under this Section 2.1(h).

(i) If not more than thirty (30) days prior to receipt of any request for a Demand Registration pursuant to Section 2.1 (a) the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of Company Securities, or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Company Securities, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Investors making a request for a Demand Registration within five days after the Company has received the request. The period of preemption may be up to ninety (90) days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 2.1(i) more than once during any 12-month period.

2.2. Piggyback Registrations. (a) If the Company at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of other Persons (other than (A) the Registration Statement with respect to the IPO, (B) a Registration under Section 2.1 hereof, (C) a Registration on Form F-4 or S-8 or any successor form to such forms, or (D) as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall give written notice as soon as practicable, but in no event less than sixty (60) days prior to the proposed date of filing of such Registration Statement, to all Investors and such notice shall offer to Investors the opportunity, subject to Section 2.2(b), to Register under such Registration Statement such number of Registrable Securities as such Investors may request (a “Piggyback Registration”). Within twenty-one (21) days after receipt of such notice, the Investors shall, subject to Section 2.2(b), have the right by notifying the Company in writing to require the Company to include in such Registration Statement such number of Registrable Securities as such Investor may request (including Registrable Securities owned by the Investor’s Affiliates); provided that the Company shall have the right to propose or withdraw any such Registration in respect of which a Piggyback Registration is requested without any obligations to the Investor requesting the Piggyback Registration. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then the Company shall consult with the Investors regarding the election of the Managing Underwriter and make such arrangements with the Managing Underwriter so that the Investors and/or their Affiliates may participate, subject to Section 2.2(b) in such Underwritten Offering on the same terms as the Company and the other Persons selling securities in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then the Company will make such arrangements so that each Investor may participate, subject to Section 2.2(b) in such offering on such basis. In connection with any Registration under this Section 2.2 involving an Underwritten Offering, the Company shall not be required to include any Registrable Securities in such Registration unless the Investors accept the terms of the relevant underwriting agreement.

(b) Notwithstanding Section 2.2(a), if at any time the Managing Underwriter of any proposed Underwritten Offering or, in the case of an offering which is not underwritten, an Investor shall advise the Company and the other Investors that, in its opinion, the total number of Company Securities of such class proposed to be sold in such offering (including the total number of Registrable Securities that the Investors (including any Registrable Securities of their Affiliates) have requested to be sold in such offering and the total number of Company Securities requested to be included by any other selling shareholder entitled to sell Company Securities in such offering) exceeds the maximum number of Company Securities which can be sold in (or during the time of) such offering within a price range acceptable to the Investor making the request for Demand Registration, the number of Registrable Securities of such class that can be included under this Section 2.2 shall be allocated as follows:

(i) first, up to 100% of the securities that the Company has proposed to sell; and

(ii) second, and only if all the securities referenced in clause (i) have been included, pro rata among the Investors which have requested participation in the Piggyback Registration (based for each such Investor, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Investor has requested to include in such Piggyback Registration by (y) the aggregate number of Registrable Securities of such class which all such Investors have requested to include).

(c) Prior to the effective date of a Registration Statement relating to an offering described under this Section 2.2, the Company may, at its election, give written notice to each Investor of its intention to postpone or withdraw any such Registration Statement without obligation to such Investors. Each Investor and/or its Affiliates shall be permitted to withdraw all or part of their Registrable Securities from such Registration at any time prior to the effective date thereof.

2.3. Black-out Periods. (a) In the event of a Registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the Investors agree, if requested by the Company (or, in the case of an Underwritten Offering, by the Managing Underwriter), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable Registration, if permitted), which securities are the same as or similar to those being Registered in connection with such Registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the Company or such Managing Underwriter) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent such Investors are timely notified in writing by the Company or the Managing Underwriter.

(b) (i) In the case of a Registration of a class of Registrable Securities pursuant to Section 2.1, the Company and the Investors not participating in such Registration agree, if requested by an Investor (or, in the case of an Underwritten Offering, by an Investor or the Managing Underwriter), not to effect (or register for sale) any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) for the Company’s or such Investors’ respective accounts which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such Investors or such Managing Underwriter) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an Underwritten Offering, the date of the closing under the underwriting agreement in connection therewith), to the extent the Company is timely notified in writing by an Investor covered by such Registration Statement or the Managing Underwriter. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to Registrations on Form F-4 or S-8 or any successor form to such forms, or (B) as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.

(ii) The Company agrees to use its reasonable best efforts to obtain from each holder of “restricted securities” (within the meaning of Rule 144(a)(3) under the Securities Act) of the Company that are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities during any period referred to in this Section 2.3(b), except as part of any such Registration if permitted. Without limiting the foregoing (but subject to Section 2.5), if after the date hereof the Company grants any Person (other than an Investor) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement as contemplated by the previous sentence.

2.4. Preparation and Filing. (a) Whenever the Company is required under this Agreement to, or is to use its best efforts to, effect the Registration of any Registrable Securities pursuant to Section 2.1 or 2.2, the Company will as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to promptly become and, subject to a Demand Suspension, remain effective for the period set forth in subsection (ii) below and promptly notify the Investors (A) when such Registration Statement becomes effective, (B) when any amendment to such Registration Statement becomes effective and (C) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act, and any other applicable Laws, with respect to the sale or other disposition of all securities covered by such Registration Statement for a period of not less than nine (9) months after the effective date of such Registration Statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

(iii) furnish to the Investors participating in a Registration, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed and thereafter, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and financial statements, reports and proxy statements mailed to shareholders of the Company as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities being sold;

(iv) use its reasonable best efforts to register or qualify, not later than the effective date of any filed Registration Statement, the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions (limited for purposes of this paragraph to States of the United States of America) as any Investor reasonably requests; provided, that the Company will not be required to (A) qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process, other than as a result of the filing of a Registration Statement in accordance with the terms of this Agreement, or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by the Registration Statement;

(v) make available, upon reasonable notice and during business hours, and subject to customary confidentiality arrangements, for inspection by the Managing Underwriter(s) for the Registrable Securities (and counsel representing such Managing Underwriter(s)) (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, agreements and properties of the Company and its Affiliates as shall be reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Registration Statement;

(vi) obtain a comfort letter from the Company’s independent public accountants dated within five (5) Business Days prior to the effective date of the Registration Statement (and as of such other dates as the Managing Underwriter(s) for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such Managing Underwriter(s) reasonably request;

(vii) obtain an opinion of counsel dated the effective date of the Registration Statement (and as of such other dates as the Managing Underwriter(s) for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such Managing Underwriter(s) reasonably request;

(viii) during the period when the Registration Statement is required to be effective, notify the Investors of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix) in the case of an Underwritten Offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the Managing Underwriter customarily requires or may reasonably require;

(x) use its reasonable best efforts to cause such Registrable Securities to be admitted to trading on such securities exchange designated by an Investor; and

(xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Company may require each Investor to furnish to the Company such information and documents regarding the distribution of Registrable Securities and such other information relating to each Investor of and their ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Investor agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

Each Investor agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(viii), it will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(viii) and, if so requested by the Company, shall return to Company all prospectuses in its possession other than file copies. If the Company gives any such notice, the Company shall keep any such Registration Statement pursuant to a Demand Registration effective for that number of additional days equal to the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(a)(viii) to and including the date on which copies of such supplemented or amended prospectus are made available to each Investor.

2.5. No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is, or could be, inconsistent with the rights granted to Investors by this Agreement and, other than the registration rights granted as provided herein, has not granted to any party rights with respect to the Registration of any Registrable Securities or any other securities issued or to be issued by it. Except for the registration rights granted as provided herein, the Company shall not provide any other holders of its securities rights with respect to the Registration of such securities under the Securities Act or any other rule or regulation or Law, as applicable, without the prior written consent of the Investors (to be granted or denied within their sole discretion).

2.6. Registration Expenses. The Company shall pay (to the fullest extent permissible by law) all of the expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission, the NASD or any other Governmental Authority or listing authority, (ii) all fees and expenses in connection with compliance with state securities or “blue sky” laws, (iii) all translating, printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other similar depository institution and of printing prospectuses) of the Company, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letter required by or incident to such performance, unless such special audit was required by the Investors), (v) all fees and expenses relating to the preparation of a deposit agreement, the deposit of the underlying Company Securities under the deposit agreement, the issuance thereunder of depositary shares representing such deposited securities, the issuance of American or global depositary receipts of the Company evidencing such depositary shares and the fees of the depositary, (vi) Securities Act or similar liability insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all applicable rating agency fees with respect to any applicable Registrable Securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, and (x) all fees and expenses similar, equivalent or analogous to those set forth in the preceding sub-clauses (i) through (x) which are incurred in any Alternative Listing Jurisdiction. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. The respective Investors and other selling shareholders, if any, shall be responsible for their pro rata share of any underwriter costs and expenses, underwriting discounts and selling commissions attributable to their respective pro rata share of any sale of Registrable Securities.

2.7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Investor, each shareholder, member or owner thereof, each limited and general partner of each such shareholder, member or owner, each limited and general partner of each such limited or general partner and each of their respective Affiliates and Representatives against any and all Losses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any federal, state, Indian or other Law, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectuses contained therein, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that (x) the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Investor or the underwriters(s) for the Registrable Securities specifically for inclusion therein, (y) the Company will not be liable to any indemnified party under these provisions with respect to any Registration Statement or prospectus to the extent that any such Loss of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in connection with a Demand Suspension; provided, that in each case, the Investor received prior notice of such suspension, and (z) provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or other expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the preliminary or final prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the preliminary or final prospectus and the Investor, underwriter or controlling person thereafter fails to deliver such preliminary or final prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Investor, underwriter or controlling person with a sufficient number of copies of the same. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify or contribute to Losses, as provided in Section 2.7(d), of any underwriter(s) of Registrable Securities registered under a Registration Statement, their officers and directors and each Person who controls such underwriter(s) on substantially the same basis as that of the indemnification of the Investors provided in this Section 2.7(a) and shall, if requested by any Investor, enter into an underwriting agreement containing customary terms and conditions, including those related to indemnification.

(b) Each selling Investor agrees (severally and jointly) to indemnify and hold harmless the Company, each shareholder, member or owner thereof, each limited and general partner of each such shareholder, member or owner, each limited and general partner of each such limited or general partner and each of their Affiliates and Representatives to the same extent as the foregoing indemnity from the Company to each selling Investor, but only with reference to written information relating to such selling Investor furnished to the Company by or on behalf of such selling Investor specifically for inclusion in the documents referred to in the foregoing indemnity; provided, that in no case shall an Investor be responsible, in the aggregate, for any amount in excess of the amount of the proceeds received by such Investor from the sale of its Registrable Securities. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

(c) The following provisions shall apply to claims for Losses hereunder based on or resulting from any suit, action, investigation, claim or Proceeding brought by a third party (a “Claim”). Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action, such indemnified party will, if a Claim in respect thereof is to be made against the indemnifying party under this Section 2.7, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and solely to the extent that the indemnifying party is thereby prejudiced. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall be obligated to pay for only one such separate counsel for all indemnified parties in each action or related group of actions. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Claim) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Claim.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 2.7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate Losses to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses; provided, that in no case shall an Investor be responsible, in the aggregate, for any amount in excess of the amount of the proceeds received by such Investor from the sale of its Registrable Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.7, each Person who controls an Investor within the meaning of either the Securities Act or the Exchange Act and each partner, member, director, officer, employee and agent of such Investor shall have the same rights to contribution as such Investor, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

The provisions of this Section 2.7 will remain in full force and effect, regardless of any investigation made by or on behalf of an Investor or the Company or any of the partners, members, officers, directors or controlling Persons referred to in this Section 2.7, and will survive the sale by such Investor covered by a Registration Statement.

2.8. Rules 144 and 144A; Regulation S. (a) The Company covenants that it will, at its own expense, file the reports required to be filed by it, if any, under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act), and it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor and/or its Affiliates to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such rules or regulations may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b) The Company hereby undertakes and agrees that for so long as any of the Company Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, or any Investor that holds any Company Securities may be deemed an “affiliate” of the Company within the meaning of Rule 144 under such Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Investor of such securities and to each prospective purchaser (as designated by such Investor) of such securities, upon the request of such Investor or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

SECTION 3. MISCELLANEOUS

3.1. Term. This Agreement shall terminate on the earliest of (A) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the date as of which the Investors are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale), and (C) the fourth (4th) anniversary of the date the Company’s ordinary shares were first bona fide offered to the public, or, in the event that a Demand Suspension is in effect on such fourth (4th) anniversary date, the day that is six (6) months after the date on which such Demand Suspension shall expire. This Agreement shall terminate as between the Company and any individual Investor on the date as of which the number of shares of each class of Registrable Securities owned by such Investor and its Affiliates is less than one percent (1%) of the total number of shares of such class of securities that are issued and outstanding. The provisions of Sections 2.7 and 2.8(b) and this Section 3 shall survive any such of termination of this Agreement.

3.2. Injunctive Relief. It is hereby agreed and acknowledged that it may be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and may not have an adequate remedy at Law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

3.3. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable Law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.4. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered personally or by an internationally recognized express courier or sent by facsimile as follows:

(a)	if to the Company to:

No. 2 Wanhong West Street, Capital Airport Road

Chaoyang District, Beijing 100015, People’s Republic of China

(b)	if to an Investor to the address or number set forth opposite such Investor’s name on Schedule I.

Each Investor, by written notice given to the Company in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such Investor. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

3.5. Successors, Assigns and Transferees. (a) The rights of each Investor under this Agreement with respect to any Registrable Securities may be transferred and assigned (in whole or in part) to any Person; provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.6. Governing Law; Service of Process; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, which shall govern this Agreement and any controversy or claim arising out of or relating to this Agreement.

(b) Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including, without limitation, a dispute regarding the breach, termination, enforceability or validity hereof shall be finally settled by binding arbitration in Beijing before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) under its Rules of Arbitration as in effect at the time of the arbitration, except as they may be modified herein by agreement of the parties and shall be conducted in the English language. The Investor participating in the arbitration, on the one hand, and the Company (whereby any Investor-nominee directors shall recuse themselves), on the other, shall each nominate one arbitrator, obtain its nominee’s acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee’s acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty (30) days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall act as chair. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. An arbitral tribunal constituted in accordance with this Section 3.6(b) shall be referred to as a “Tribunal”. The award of the Tribunal shall be final and binding upon the parties, and shall not be subject to any appeal or review.

(c) No provision of, nor the exercise of any rights under, this Section 3.6 shall limit the right of any party to request and obtain from a court of competent jurisdiction in New York (which shall have non-exclusive jurisdiction for purposes of this Section 3.6(c)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

(d) Judgment upon the award rendered may be entered in any court having jurisdiction.

(e) Each of the parties hereby submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in New York for purposes of (i) enforcing this agreement to arbitrate, (ii) seeking provisional or ancillary remedies and relief, and (iii) entry of judgment upon any arbitral award made pursuant hereto, and waives any objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 3.6 in the same manner as provided for the giving of notice hereunder.

(f) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators’ fees. The Tribunal shall have the power to award recovery of all costs (including reasonable attorneys’ fees, administrative fees, arbitrators’ fees and court costs) to the prevailing party.

(g) The Company hereby irrevocably designates CT Corporation System, situated at 111 Eighth Avenue, New York, New York, as its authorized agent to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York and agrees that any process or other paper to be served on it in connection with any action or proceeding under this Agreement, shall, if delivered, sent or mailed in accordance with Section 3.4 of this Agreement, constitute good, proper and sufficient service thereof.

(h) Each of the parties irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

3.7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

3.9. Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and the Investors that hold of a majority of Registrable Securities then outstanding. Each Investor shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not any Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

3.11. Effectiveness. The provisions of this Agreement shall take effect upon the occurrence of the IPO without further action by or on behalf of any party hereto and other than this Section 3.11 shall have no force or effect prior to the IPO.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

WATCHDATA TECHNOLOGIES LTD.

By
Name:
Title:

BEAVER DEVELOPMENTS LIMITED

By
Name:
Title:

TONG REN LTD.

By
Name:
Title:

MASTERFUL SOLUTIONS INC.

By
Name:
Title:

SESAME SEED GROUP LIMITED

By
Name:
Title:

STANDARD INTERNATIONAL HOLDINGS LTD.

By
Name:
Title:

Schedule I

Investor	Notice Details
Beaver Developments Limited

Tong Ren Ltd.

Masterful Solutions Inc.

Sesame Seed Group Limited

Standard International Holdings Ltd.